Exhibit 99(c)

                              CONSULTING AGREEMENT


      AGREEMENT made as of the 22nd day of December, 1998 between CONOLOG CORPORATION (the "Company"), a Delaware Corporation having an office at 5 Columbia Road, Somerville, New Jersey 08876 and NYBOR GROUP INC., having an address at 64 Shelter Lane, Roslyn, New York 11577 ("Consultant").

                              W I T N E S S E T H:

      WHEREAS, the Company desires to secure the consulting services of Consultant and Consultant desires to provide such services to the Company, on the terms and conditions hereinafter set forth:

      NOW THEREFORE, in consideration of the mutual promises contained herein, the parties agree as follows:

      1. Term and Performance. During the term of this Agreement, Consultant hereby agrees that it will provide to the Company the services of its President, Warren Schreiber ("Schreiber") and that Schreiber will render to the Company such consulting services as the Board of Directors or the President of the Company shall reasonably request. The services provided by Consultant (the "Consulting Services") shall consist of management and financial consulting services.

      2. Compensation and Related Matters. As sole compensation for the performance of the Consulting Services, the Company hereby grants to Consultant a stock bonus consisting of 1,057,143 shares of common stock of the Company, par value $1.00 (the "Securities" or the "Shares").

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      3. Confidential Information. Consultant shall not, at any time during or following termination or expiration of the term of this Agreement, directly or indirectly, disclose, publish or divulge to any person (except in the regular course of Company's business), or appropriate, use or cause, permit or induce any person to appropriate or use, any proprietary, secret or confidential information of Company including, without limitation, knowledge or information relating to its business, condition (financial or otherwise), operations or prospects, all of which Consultant agrees are and will be of great value to Company and shall at all times be kept confidential. Without limiting the generality of the foregoing, Consultant shall not during the term of this Agreement or at any time thereafter, directly or indirectly, use any such confidential information in connection with the purchase or sale of any securities of the Company. Upon termination or expiration of this Agreement, Consultant shall promptly deliver or return to Company all materials of a proprietary, secret or confidential nature relating to Company together with any other property of Company which may have theretofore been delivered to or may then be in possession of Consultant. The provisions of this Paragraph shall survive the expiration or the termination of this Agreement for any reason.

      4. Termination. This Agreement shall terminate on October 31, 1999.


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      5. Consultant's Representations. Consultant represents and warrants to and agrees with the Company that:

      (a) neither the execution nor performance by Consultant of this Agreement is prohibited by or constitutes or will constitute, directly or indirectly, a breach or violation of, or will be adversely affected by, any law, rule or regulation of any governmental entity, any order or decree of any court or administrative body, any written or other agreement to which Consultant is or has been a party or by which it is bound.

      (b) The Securities are being acquired and will be acquired for the account of Consultant, for investment only and not with a view to the distribution thereof within the meaning of the Federal Securities Act of 1933, as amended (hereinafter, together with the rules and regulations thereunder, collectively referred to as the "Act") and Consultant does not intend to divide his participation with others or transfer or otherwise dispose of all or any Securities except as hereinafter permitted. As herein used the terms "transfer" and "dispose" mean and include, without limitation, any sale, offer for sale, assignment, gift, pledge or other disposition or attempted disposition.

      (c) Consultant shall not directly or indirectly distribute or participate in any distribution or public offering of any Securities in violation of any applicable provisions of the Act or any applicable state "blue sky" or securities laws. Without limiting the generality of the foregoing, Consultant


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

shall not at any time transfer or dispose of any Securities except pursuant to either: (i) a registration statement under the Act which registration statement has become effective as to Securities being sold or (ii) a specific exemption from registration under the Act but only after Consultant has first obtained either a "no action" letter from the Securities and Exchange Commission following full and adequate disclosure of all facts relating to such proposed transfer or a favorable opinion from, or acceptable to, counsel to the Company that the proposed disposition complies with and is not in violation of the Act or any applicable state "blue sky" or securities laws.

      (d) Consultant understands that, in the opinion of the Securities and Exchange Commission (the "SEC"), the Securities must be held by him for an indefinite period unless subsequently registered under the Act or unless an exemption from registration thereunder is available; that, under Rule 144 under the Act, after the applicable one or two year period from the date of full payment for the Securities, certain public sales thereof (which may be limited as to the number of shares) may be made in accordance with and subject to the terms, conditions and restrictions of Rule 144, but only if certain reporting and other requirements thereunder have been complied with; and that, should Rule 144 be inapplicable, registration or the availability of an exemption under the Act will be necessary in order to permit public distributions of any Securities.


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      (e) Consultant understands and agrees that: (i) all certificates for
Securities shall be appropriately endorsed with a legend to the effect that Securities represented thereby have not been registered under the Act and may not be disposed of in the absence of such registration or any exemption therefrom under the Act and (ii) the Company and any transfer agent for its common stock may refuse to recognize the validity of, and may refuse to record on its or such transfer agent's books or records, any transfer of any Securities in violation of the provisions of this Agreement, the Act or any applicable state "blue sky" or securities laws.

      (f) Consultant agrees that it is not an employee of the Company and shall not be entitled to participate in any general pension, profit sharing, life, medical, disability and any other insurance and employee plans and programs at any time in effect for employees of the Company.

      6. Registration.

      (a) On or before March 26, 1999, the Company will use its best efforts to file a registration statement (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") covering the resale of the 1,057,143 Shares. The Company will use its best efforts to have the Registration Statement declared effective as soon as possible after the filing thereof, and to keep the Registration Statement current and effective for a period of one year or until such earlier date as all of the Shares registered pursuant to the


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

Registration Statement shall have been sold or otherwise transferred.

      (b) The Company shall supply prospectuses and such other documents as the Consultant may request in order to facilitate the public sale or other disposition of the Shares, use its best efforts to register and qualify any of the Shares for sale in such states as the Consultant designates provided that the Company shall not be required to qualify as a foreign corporation or a dealer in securities or execute a general consent to service of process in any jurisdiction in any action and do any and all other acts and things which may be reasonably necessary or desirable to enable the Consultant to consummate the public sale or other disposition of the Shares. The Consultant will pay its own legal fees and expenses and any underwriting discounts and commissions on the Shares sold by the Consultant but shall not be responsible for any other expenses of such registration.

      (c) The Company will notify the Consultant immediately, and confirm the notice in writing: (i) when the Registration Statement or any post-effective amendment thereto becomes effective and (ii) of the receipt of any comments or communications from the Commission regarding the Registration Statement (and shall furnish copies of same to Consultant) or of the receipt of any stop order or of the initiation, or to the best of the Company's knowledge, the threatening, of any proceedings for that purpose.


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      (d) If at any time when a prospectus relating to the Shares is required to be delivered under the Securities Act of 1933, as amended (the "Act"), any event shall have occurred as a result of which, in the reasonable opinion of counsel for the Company or counsel for the Consultant, the Registration Statement as then amended or supplemented, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if, in the reasonable opinion of either such counsel, it is necessary at any time to amend the Prospectus to comply with the Act, the Company will notify the Consultant promptly and prepare and file with the Commission an appropriate amendment or supplement in accordance with Section 10 of the Act and will furnish the Consultant copies thereof.

      7. Indemnification.

      (a) Whenever pursuant to this Agreement a registration statement is filed under the Act, amended or supplemented, the Company will indemnify and hold harmless the Consultant (hereinafter called the "Distributing Holder"), and each person, if any, who controls (within the meaning of the Act) the Distributing Holder, and each underwriter (within the meaning of the Act) of such securities and each person, if any, who controls (within the meaning of the Act) any such underwriter, against any and all losses, claims, damages, expenses or liabilities, joint or several, to which the Distributing Holder, any such controlling


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person or any such underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages, expenses or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such registration statement or any preliminary prospectus or final prospectus constituting a part thereof or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or arise out of or are based upon any violation or alleged violation by the Company of the Act, the Securities Exchange Act of 1934, as amended, any other applicable securities law, or any rule or regulation thereunder relating to the offer or sale of the Shares; and will reimburse the Distributing Holder and each such controlling person and underwriter for any legal or other expenses reasonably incurred by the Distributing Holder or such controlling person or underwriter in connection with investigating or defending any such loss, claim, damage, expense, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, said preliminary prospectus, said final prospectus, or said amendment or supplement in reliance upon and in conformity with written


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

information furnished by such Distributing Holder, for use in the preparation thereof.

      (b) The Distributing Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed said registration statement and such amendments and supplements thereto, each person, if any, who controls the Company (within the meaning of the Act) against any losses, claims, damages, expenses, or liabilities, joint and several, to which the Company or any such director, officer, or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages, expenses, or liabilities arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in said registration statement, said preliminary prospectus, said final prospectus, or said amendment or supplement, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in said registration statement, said preliminary prospectus, said final prospectus, or said amendment or supplement in reliance upon and in conformity with written information furnished by such Distributing Holder for use in the preparation thereof; and will reimburse the Company or any such director, officer, or controlling person for any legal or other expenses reasonably incurred by them in


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connection  with  investigating  or  defending  any such  loss,  claim,  damage, expense, liability, or action.

      (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party, give the indemnifying party notice of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section except to the extent that the indemnifying party is actually prejudiced in its ability to defend such action.

      (d) In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of


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such indemnified party unless (i) the employment thereof at the indemnifying party's expense has been specifically authorized by the indemnifying party in writing, (ii) such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (plus separate local counsel, if retained by the indemnified party) at any time for all such indemnified parties.

      (e) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any


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indemnified party is a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement is for money damages only and includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

      8. Agreement of the Consultant Concerning Voting. While the Consultant holds any Shares, it agrees to vote such shares as recommended by the President of the Company. In furtherance of the foregoing, the Consultant is delivering to the Company an Irrevocable Proxy in substantially the form of Exhibit B attached hereto.

      9. Miscellaneous.

      (a) Notices. Except as otherwise provided herein, all notices under this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered against receipt or if mailed by first class registered or certified mail, return receipt requested, addressed to the Company or to Consultant at their respective addresses set forth on the first page of this Agreement, or to such other person or address as may be designated by like notice hereunder. Any such notice shall be deemed to have been given on the day delivered, if personally delivered, or on the second day after the date of mailing if mailed.

      (b) Parties in Interest. This Agreement shall be binding upon and inure to the benefit of an be enforceable by the parties hereto and their respective heirs, legal representatives,


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successors and, in the case of the Company, assigns, but no other person shall acquire or have any rights under or by virtue of this Agreement, and the obligations of Consultant under this Agreement may not be assigned or delegated.

      (c) Governing Law; Severability. This Agreement shall be governed by and construed and enforced in accordance with the laws and decisions of the State of New York applicable to contracts made and to be performed therein without giving effect to the principles of conflict of laws.

      (d) Entire Agreement; Modification; Waiver; Interpretation. This Agreement contains the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior negotiations and oral understandings, if any. Neither this Agreement nor any of its provisions may be modified, amended, waived, discharged or terminated, in whole or in part, except in writing signed by the party to be charged. No waiver of any such provision or any breach of or default under this Agreement shall be deemed or shall constitute a waiver of any other provision, breach or default. All pronouns and words used in this Agreement shall be read in the appropriate number and gender, the masculine, feminine and neuter shall be interpreted interchangeably and the singular shall include the plural and vice versa, as the circumstances may require.


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      IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                        CONOLOG CORPORATION

                                        By /s/__________________________________
                                              Robert S. Benou, President

                                        NYBOR GROUP INC.

                                        By /s/__________________________________
                                              Warren Schreiber, President


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